CORPORATE ACCESS NUMBER

20666254

REGISTRIES

BUSINESS CORPORATIONS ACT

CERTIFICATE OF INCORPORATION

UNGAVA MINERALS CORP.

WAS INCORPORATED IN ALBERTA ON SEPTEMBER 6, 1995

Registrar of Corporations

REG 3068 (95/01) CCA-06-102

Industry Canada Industrie Canada

Canada Business Corporations Act Loi canadienne sur les sociétés par actions

ELECTRONIC TRANSACTION REPORT **RAPPORT DE LA TRANSACTION ÉLECTRONIQUE**

ARTICLES OF AMENDMENT (SECTIONS 27 OR 177) **CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)**

Processing Type - Mode de traitement: E-Commerce/Commerce-É

1. Name of Corporation - Dénomination de la société	2 Corporation No. - N° de la société
UNGAVA MINERALS CORP.	328262-7

3. The articles of the above-named corporation are amended as follows:
Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

To transfer the registered office of the Corporation to the Province of Quebec

Date	Name - Nom	Signature	Capacity of - en qualité
2006-09-18	LORNE ALBAUM		AUTHORIZED OFFICER

Canada

Industry Canada | Industrie Canada

Certificate of Amendment | **Certificat de modification**

Canada Business Corporations Act | **Loi canadienne sur les sociétés par actions**

LES MINES DE NICKEL NEARCTIC INC. /-

NEARCTIC NICKEL MINES INC.

328262-7

Name of corporation-Dénomination de la société

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:

Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice;	☐	a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;
b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;
c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment;	☑	c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;
d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization;	☐	d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

Richard G. Shaw
Director - Directeur

September 7, 2007 / le 7 septembre 2007
Date of Amendment - Date de modification

Canada